Exhibit 10.1

Blue Star Foods Corp.

3000 NW 109th Avenue

Miami, FL 33172

July 6, 2023

Taste of BC Aquafarms Inc.

2930 Jameson Road

Nanaimo, British Columbia

Canada V9R 6W8

Steve Atkinson

2904 Jameson Road

Nanaimo, British Columbia

Canada V9R 6W8

Janet Atkinson

2904 Jameson Road

Nanaimo, British Columbia

Canada V9R 6W8

Ladies and Gentlemen:

Reference is made to Section 2(d) of the First Amendment to Stock Purchase Agreement (the “Amendment”), entered into as of June 24, 2021 by and among Blue Star Foods Corp., a Delaware corporation (the “Company”), Taste of BC Aquafarms Inc., a corporation formed under the Province of British Columbia, Canada (“TOBC”) and Steve Atkinson and Janet Atkinson (each a “Seller” and collectively, the “Sellers”), which among other things, amends Section 2.2 of the stock purchase agreement, dated April 27, 2021 (“SPA”) of which the Company, TOBC and the Sellers are parties, to provide among other things, that, after taking into account the Company’s 1:20 reverse stock split effective June 21, 2023, 17,247 shares of common stock of the Company (“Additional Shares”) being held by The Crone Group, P.C. as escrow agent (“CLG”), be released from escrow and delivered to the Sellers, if at June 24, 2023, the twenty-four month anniversary of the closing of the acquisition of TOBC by the Company, (i)TOBC had cumulative revenues of at least CAD$1,300,000, with each Seller receiving a pro rata portion of such shares based upon the total number of shares of TOBC held by such Seller at April 27, 2021 or (ii) if TOBC’s cumulative revenue has not reached CAD$1,300,000, the Sellers would be entitled to a prorated number of Additional Shares, based on the actual cumulative revenue of the Company as of such date.

As an accommodation to the Sellers, the Company hereby agrees to (i) waive the revenue requirements set forth in Section 2(d) of the Amendment and (ii) authorizes and directs CLG, as escrow agent, to instruct the transfer agent for the Company to deliver the Additional Shares to the Sellers as follows:

(i)	8,451 Additional Shares to Steve Atkinson (49% original ownership); and
(ii)	8,796 Additional Shares to Janet Atkinson (51% original ownership).

The parties hereto hereby indemnify and hold harmless CLG and its employees, agents and affiliates from any claim, loss, expense or liability of any kind, including reasonable attorney’s fees and expenses arising out of or connected in any way with this Agreement or the acting as escrow agent or holding the Additional Shares.

The Sellers acknowledge that the Additional Shares will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, and will be deemed “restricted securities” and cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

Each Seller is acquiring the Additional Shares for their own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act or any state securities or “blue-sky” laws. No other person or entity has a direct or indirect beneficial interest in, and such Seller does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third party, with respect to, the Additional Shares or any part thereof that would be in violation of the Securities Act or any state securities laws or other applicable law.

Each Seller understands that the Company is under no obligation to register the Additional Shares under the Securities Act, or to assist such Seller in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

Except as expressly provided herein, nothing contained in this letter shall constitute a waiver of any other right, power or remedy, or constitute a waiver of any other provision of the SPA or Amendment, or any other document, instrument and/or agreement executed of delivered in connection therewith.

This letter agreement may be executed in counterparts, and execution may be evidenced by facsimile or other electronic transmission of a signed signature page, and all such counterparts together shall constitute one and the same document.

Please indicate your acknowledgment of and agreement to the foregoing by signing where indicated below and returning to a copy to us.

Sincerely,

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
John Keeler, Chief Executive Officer

Accepted and agreed to this July 6, 2023

TASTE OF BC AQUAFARMS INC.

By:	/s/ Ben Atkinson
Name:	Ben Atkinson
Title:	President

/s/Steve Atkinson
Steve Atkinson

/s/ Janet Atkinson
Janet Atkinson